EXHIBIT 10.2

經 營 管 理 協 議 書

Business and Management Agreement

本經營管理協議（以下簡稱「本協議」）由下美商EOS INC.（一設立於美國OTCQB交易市場掛牌之公司，股票代碼：EOSS，以下簡稱「甲方」）及亞視亨國際企業股份有限公司（一依中華民國法律所設立及合法存續之公司，以下簡稱「乙方」，甲方及乙方以下合稱「雙方」）共同簽署。

This Business and Management Agreement (the “Agreement”) is made and entered into by and between EOS Inc., a Nevada corporation (FEIN：30-0873246) trading over OTCMarkets with symbol EOSS (“Party A”), and AsiaSonic International Industrial Co., LTD., a company formed under the laws of Republic of China ( “Party B”). Party A and Party B are collectively referred to as the “Parties”. For valuable considerations exchanged, the Parties have agreed to the following terms and conditions.

緣，甲方及乙方欲進行一股份交換（以下簡稱「主協議」），甲方擬以其未來所擬定發行之新股壹佰伍拾萬股交換乙方已發行股份總數之百分之五十一之股份；本協議為主協議之一部分，就主協議簽署完成後，甲、乙雙方就如何經營管理乙公司，甲、乙雙方協議共同遵守下列條款。

Whereas, the Parties entered into an Investment Cooperation Agreement (the “Main Agreement”), and Party A will issue 1.5 million new shares in EOS INC. stocks in exchange for the equivalent value of 51% of the total issued shares of Party B; This Agreement is a part of the Main Agreement. After the signing of the Main Agreement, in regards to the business and management of Party B, the Parties agree to abide by the following terms:

經營管理協議(商業機密)	Page 1 of 6

第一條：經營管理協議

Article 1: Business and Management Agreement

1.	於甲方、乙方就主協議所進行之股份交換完成後，甲方將持有乙方已發行股份總數百分之五十一之股份，甲方同意乙方原有之經營管理模式，除經董事會決議解任外，由乙方繼續指派乙方公司之負責人及總經理。

After the completion of the share exchange between Party A and Party B on the Main Agreement, Party A will hold 51% of the total issued shares of Party B. Party A agrees to Party B’s original business management model, except for dismissal by a resolution of the board of directors. Party B shall continue to appoint the managers and person in charge.

2.	在簽署本協議後，於甲、乙雙方完成簽署股東協議或乙方公司取得新的資本（包括以股權或債權出資）前，甲方得指派至少一名代表席次進入乙方董事會。

After signing this Agreement, prior to signing of the Main Agreement or before Party B obtain new capital (including equity or debt contribution), Party A may appoint at least one representative as Party B’s board of directors.

3.	表決權拘束契約條款：

Voting rights binding contract clauses:

(1)	甲方同意，於甲方持有乙方股份之期間，甲方雖持有乙方公司百分之五十一之股份，但其僅得選任或指派一名董事，且甲方同意其所指派之董事不會競選董事長職位。甲方應要求其所指派之董事，表決權之行使應與乙方所指派之董事相同。

Party A agrees that while Party A holds 51% of Party B’s shares, Party A can only elect or appoint one director, and the appointed director will not run for the position of Chief Executive Officer. Party A shall request its appointed director to exercise voting rights in accordance to the voting interests of the directors appointed by Party B.

經營管理協議(商業機密)	Page 2 of 6

(2)	甲方同意，於甲方持有乙方股份之期間，甲方於任何股東會或性質相同之會議上，甲方不會提出任何議案。甲方就其所持有之股份，股東表決權之行使應與乙方所指派之董事相同。

Party A agrees that during the period when Party A holds Party B’s shares, Party A will not propose any proposals at any shareholder meeting or any other meetings of the same nature. For the shares held by Party A, the exercise of shareholder voting rights shall be in accordance to the voting interests of the directors appointed by Party B.

第二條：生效條件、契約存續期間與優先買回權、解除契約

Article 2: Effective Conditions, Duration of the Contract, Right of First Refusal, and Termination of the Contract

1.	生效條件：本協議書於簽約日起生效。

Effective Conditions: This Agreement will become effective on the date of signing.

2.	契約存續期間與優先買回權：

The duration of the contract and the right of first refusal:

(1)	本協議之簽訂目的係因甲、乙雙方共同為使甲方公司於美國OTCQB交易市場申請轉板至紐約證券交易所（NYSE）上市而共同簽訂；如此一目的達成，本協議之效力存續至甲、乙方任一方公司結束經營、公司遇有重大事故，或甲乙雙方合意終止本協議止。

The Parties agreed to the terms of this Agreement for the purpose of Party A to up-list from OTCMarket to the New York Stock Exchange (NYSE); such a purpose is achieved, this Agreement shall remain valid and last until either Parties’ company terminates operations, the company encounters a major accident, or both parties agree to terminate this Agreement.

經營管理協議(商業機密)	Page 3 of 6

(2)	如甲方欲轉讓乙方公司之股份，應事先以書面通知乙方其所欲轉讓之股份數、價格及其他條件，且乙方享依相同條件之優先承購權，以取得甲方欲轉讓之全部或一部乙方公司股份。

If Party A intends to transfer the shares of Party B’s company, it shall notify Party B in writing of the number of shares it intends to transfer, price and other conditions, and Party B shall enjoy the right of first refusal under the same conditions in order to obtain all or part of the shares which Party A wish to transfer.

3.	附條件之解除契約

Conditional termination of contract

如甲、乙雙方就本協議簽訂之目的不復存在，或甲方所欲達成之目標並未達成，即本協議視為解除，甲、乙雙方當事人應將股份回復原狀。

If the purpose of the signing of this Agreement by the Parties no longer exists, or the goal that Party A intends to achieve is not achieved, this Agreement is deemed to be cancelled, and both parties shall return the shares to the original state.

第三條：準據法及管轄法院

Article 3: Governing Law and Court of Jurisdiction.

如本協議有未盡事宜，悉依中華民國（台灣）之法律規定辦理。甲、乙雙方因本協議書或違反本協議書引起之糾紛、爭議或歧見，雙方同意先本誠信原則協商之，協商不成而涉訟時，雙方特此同意以臺灣臺北地方法院為第一審管轄法院。

This Agreement shall be governed and construed by the laws of Republic of China (Taiwan). In case of any dispute, claim or disagreement arising in relation to or in connection with is Agreement, parties shall first seek to resolve any such conflict by mediation in good faith; and failing which, the Parties hereby agree to submit the conflict to the Taipei District Court as the court of the first instance.

經營管理協議(商業機密)	Page 4 of 6

第四條：效力範圍

Article 4: Severance

本協議書部分條款依法被認為無效時，其他條款仍應繼續有效。

In case any of the provisions hereof shall be deemed invalid by laws, other provisions shall nonetheless continue to take effect.

第五條：契約份數

Article 5: Counterparts

本協議壹式貳份，由甲乙雙方各執乙份為憑。

This Agreement shall be executed in two identical counterparts and Party A and Party B shall each bear one such counterpart.

經營管理協議(商業機密)	Page 5 of 6

立約人：

Parties:

甲方：EOS INC.

Party A: EOS INC.

法定代表人： 楊賀翔

Authorized Representative: HE SIANG YANG

簽名: /s/ He Siang Yang

Signature:

電話：02-25868300

Tel: 02-25868300

地址：台北市中山區中山北路2段162號7樓之1

Address: 7F-1, No.162, Zhongshan N Rd. Section 2, Zhongshan District, Taipei, Taiwan

乙方：亞視亨國際企業股份有限公司

Party B: AsiaSonic International Industrial Co., LTD.

法定代表人： Zhu Fa You

Authorized Representative:

簽名: /s/ Zhu Fa You

Signature:

電話：

Tel:

地址：新北市新莊區新樹路234巷11號

Address: No.11, Lane 234, Xin Shu Road, Xinzhuang District, New Taipei City, Taiwan

西元           2021          年          8           月          28          日

經營管理協議(商業機密)	Page 6 of 6